EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement (No. 333-104464) of Servotronics, Inc. on Form S-8 of our report dated March 22, 2004 relating to the consolidated balance sheet of Servotronics, Inc. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations and cash flows for the years ended December 31, 2003 and 2002, which report appears in the December 31, 2003 annual report on Form 10-KSB of Servotronics, Inc.



PricewaterhouseCoopers LLP

Buffalo, New York
March 22, 2004